Exhibit 4.21

CONSENT AGREEMENT

CONSENT AGREEMENT, dated as of April 13, 2006 (this “Consent Agreement”), among MBIA INSURANCE CORPORATION, a New York stock insurance company (in its capacity as Surety Provider under certain series of ARG Notes outstanding from time to time, “MBIA”), AMBAC ASSURANCE CORPORATION, a Wisconsin stock insurance company (in its capacity as Surety Provider under certain series of ARG Notes outstanding from time to time, “Ambac”) and ASSURED GUARANTY CORP., a Maryland stock insurance company (in its capacity as Surety Provider under certain series of ARG Notes outstanding from time to time, “Assured”, and together with MBIA and Ambac, the “Consenting Parties”), made for the benefit of ARG FUNDING CORP., a Delaware corporation, ALAMO FINANCING L.P., a Delaware limited partnership, NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a Delaware limited partnership, VANGUARD CAR RENTAL USA INC., a Delaware corporation and VANGUARD CAR RENTAL USA HOLDINGS INC., a Delaware corporation (collectively, the “Vanguard Entities”), and acknowledged by Citibank, N.A., in its capacity as master collateral agent under the Master Collateral Agency Agreement (as defined below) and by The Bank of New York, in its capacity as Trustee, Financing Source and Beneficiary (each as defined in the ARG Program Documents (as defined below)) under the ARG Program Documents,

R E C I T A L S

WHEREAS, ARG Funding Corp. (“ARG”) and The Bank of New York (“BONY”), as trustee, have entered into that certain Fourth Amended and Restated Base Indenture, dated as of April 13, 2006 (as amended, modified, restated or supplemented from time to time, the “ARG Base Indenture”):

WHEREAS, ARG and BONY, as trustee, have entered into the Third Amended and Restated Series 2004-1 Supplement, dated as of April 13, 2006, supplementing the ARG Base Indenture (the “Series 2004-1 Supplement”); the Second Amended and Restated Series 2004-4 Supplement, dated as of April 13, 2006, supplementing the ARG Base Indenture (the “Series 2004-4 Supplement”); the Second Amended and Restated Series 2005-1 Supplement, dated as of April 13, 2006, supplementing the ARG Base Indenture (the “Series 2005-1 Supplement”) and the Amended and Restated Series 2005-2 Supplement to the ARG Base Indenture, dated as of April 13, 2006, supplementing the ARG Base Indenture (the “Series 2005-2 Supplement”) (each as amended, modified, restated or supplemented from time to time, the “ARG Supplements”);

WHEREAS, Alamo Financing L.P. (“Alamo LP”) and BONY, as trustee, have entered into that certain Fifth Amended and Restated Base Indenture, dated as of

April 13, 2006 (as amended, modified, restated or supplemented from time to time, the “Alamo Base Indenture”), as supplemented by the Fifth Amended and Restated Series 1999-1 Supplement to the Alamo Base Indenture, dated as of April 13, 2006 (as amended, modified, restated or supplemented from time to time, the “Alamo Series 1999-1 Supplement”);

WHEREAS, Alamo LP, Vanguard Car Rental USA Inc. (“Vanguard”), the Additional Lessees, if any, and Vanguard Car Rental USA Holdings Inc. (“Vanguard Holdings”) have entered into that certain Fourth Amended and Restated Master Motor Vehicle Lease and Servicing Agreement, dated as of April 13, 2006 (together with each annex thereto, and as amended, restated, modified or supplemented from time to time, the “Alamo Lease”);

WHEREAS, National Car Rental Financing Limited Partnership (“NFLP”) and BONY, as trustee, have entered into that certain Fifth Amended and Restated Base Indenture, dated as of April 13, 2006 (as amended, modified, restated or supplemented from time to time, the “NFLP Base Indenture” and, together with the Alamo Base Indenture, the “Leasing Company Base Indentures”), as supplemented by the Fifth Amended and Restated Series 1999-1 Supplement to the NFLP Base Indenture, dated as of April 13, 2006 (as amended, modified, restated or supplemented from time to time, the “NFLP Series 1999-1 Supplement”);

WHEREAS, NFLP, Vanguard and Vanguard Holdings have entered into that certain Fourth Amended and Restated Master Motor Vehicle Lease and Servicing Agreement, dated as of April 13, 2006 (together with each annex thereto, and as amended, restated, modified or supplemented from time to time, the “NFLP Lease” and, together with the Alamo Lease, the “Leases”);

WHEREAS, NFLP and Alamo LP, as grantors, Vanguard, as grantor and as master servicer, the various Financing Sources from time to time parties thereto, the various Beneficiaries from time to time parties thereto, and Citibank, N.A., as master collateral agent, have entered into that certain Eighth Amended and Restated Master Collateral Agency Agreement, dated as of April 13, 2006 (as amended, restated, modified or supplemented from time to time, the “Master Collateral Agency Agreement”);

WHEREAS, Car for a Car Corp., as qualified intermediary (the “Intermediary”), Alamo LP, as exchangor and Vanguard, as servicer, have entered into that certain Amended and Restated Master Exchange Agreement, dated as of April 13, 2006 (as amended, restated, modified or supplemented from time to time, the “Master Exchange Agreement”); and

WHEREAS, the Intermediary, JP Morgan Chase Bank, N.A., as escrow agent, Alamo LP, as exchangor and Vanguard, as servicer, have entered into that certain Amended and Restated Escrow Agreement, dated as of April 13, 2006 (as amended, restated, modified or supplemented from time to time, the “Escrow Agreement”, and, together with the ARG Base Indenture, the ARG Supplements, the Alamo Base Indenture, the Alamo Series 1999-1 Supplement, the Alamo Lease, the NFLP Base

2

IN WITNESS WHEREOF, the parties hereto have caused this Consent Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MBIA INSURANCE CORPORATION

By:	/s/ Dana L. Hartman
Name:	Dana L. Hartman
Title:	Director

AMBAC ASSURANCE CORPORATION

By:	/s/ Jennifer J. Baratta
Name:	Jennifer J. Baratta
Title:	First Vice President

ASSURED GUARANTY CORP.

By:	/s/ Andrew Pickering
Name:	Andrew Pickering
Title:	Managing Director, Chief
Surveillance Officer

[Amendment Consent Agreement]

Acknowledged by:

ARG FUNDING CORP.

By:	/s/ Jill A. Gordon
Name:	Jill A. Gordon
Title:	Vice President

ALAMO FINANCING L.P.

By:	ALAMO FINANCING L.L.C.,
its General Partner

By:	/s/ Jill A. Gordon
Name:	Jill A. Gordon
Title:	Vice President

NATIONAL CAR RENTAL FINANCING
LIMITED PARTNERSHIP

By:	NATIONAL CAR RENTAL
FINANCING CORPORATION, its General
Partner

By:	/s/ Jill A. Gordon
Name:	Jill A. Gordon
Title:	Vice President

VANGUARD CAR RENTAL USA
HOLDINGS INC.

By:	/s/ Gerard J. Kennell
Name:	Gerard J. Kennell
Title:	Senior Vice President & Treasurer

VANGUARD CAR RENTAL USA INC.

By:	/s/ Gerard J. Kennell
Name:	Gerard J. Kennell
Title:	Senior Vice President & Treasurer

CITIBANK, N.A.,
not in its individual capacity but
solely as Master Collateral Agent

By:	/s/ Miriam Y. Moline
Name:	Miriam Y. Moline
Title:	Vice President

THE BANK OF NEW YORK, in its
capacity as Trustee, Financing Source and
Beneficiary under the ARG Program
Documents

By:	/s/ John Bobko
Name:	John Bobko
Title:	Vice President